UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2024, SEACOR Marine Holdings Inc. (the “Company”), as parent guarantor, SEACOR Marine Foreign Holdings Inc. (“SMFH”), as borrower, and certain other wholly-owned subsidiaries of the Company, as subsidiary guarantors, entered into a credit agreement providing for a senior secured term loan of up to $391.0 million (the “2024 SMFH Credit Facility” and such agreement, the “2024 SMFH Credit Agreement”) with an affiliate of EnTrust Global, as lender, Kroll Agency Services Limited, as facility agent, and Kroll Trustee Services Limited, as security trustee.

The 2024 SMFH Credit Facility is divided into two tranches, Tranche A in an amount of up to $350.0 million and Tranche B in an amount of up to $41.0 million.

The proceeds from Tranche A of the 2024 SMFH Credit Facility will be used to: (x) refinance up to approximately $329.1 million of existing principal indebtedness comprised of: (a) $109.8 million incurred under that certain credit agreement originally dated September 8, 2023 with SMFH, as borrower, (b) $22.7 million incurred under that certain credit agreement originally dated June 16, 2023 with SEACOR Alps LLC, SEACOR Andes LLC, and SEACOR Atlas LLC, as borrowers, (c) $59.8 million incurred under those certain deferred payment agreements with respect to shipbuilding contracts originally dated January 18, 2018 with SEACOR Amazon LLC, SEACOR Congo LLC, SEACOR Demerara LLC, SEACOR Murray LLC, SEACOR Nile LLC, SEACOR Ohio LLC, SEACOR Parana LLC and SEACOR Yangtze LLC, as respective borrowers, (d) $11.8 million incurred under that certain credit agreement originally dated April 21, 2016 with Sea-Cat Crewzer III LLC, as borrower, (e) $90.0 million incurred under that certain exchange agreement (Guaranteed Notes) dated October 5, 2022 with SEACOR Marine Holdings Inc., as issuer, and (f) $35.0 million incurred under that certain exchange agreement (New Convertible Notes) dated October 5, 2022 with SEACOR Marine Holdings Inc., as issuer, and (y) satisfy accrued and unpaid interest and fees, and for general corporate purposes. The parties expect to fully drawdown the funds available under Tranche A of the 2024 SMFH Credit Facility by the first quarter of 2025.

The proceeds from Tranche B of the 2024 SMFH Credit Facility will be used to make a portion of the payments to Fujian Mawei Shipbuilding, Ltd. with respect to the shipbuilding contracts for the construction of two platform supply vessels (“PSVs”) for a contract price of $41.0 million per vessel. The PSVs are each 4,650 tons deadweight with a 1,000 square meter deck area and equipped with medium speed diesel engines and an integrated battery energy storage system for higher fuel efficiency and lower running costs. The PSVs are expected to be delivered in the fourth quarter of 2026 and the first quarter of 2027, respectively. Up to $20.5 million of the commitments available under Tranche B of the 2024 SMFH Credit Facility may be used for payments under each PSV’s respective shipbuilding contract, for a total of $41.0 million of commitments available to put towards the cost of both PSVs. The parties expect to fully drawdown the funds available under Tranche B of the 2024 SMFH Credit Facility by the first quarter of 2027.

The 2024 SMFH Credit Facility matures on the fifth anniversary of the date of initial funding (the “Maturity Date”), with quarterly amortization payments of (i) $5.0 million on March 31, 2025 and $7.5 million on each quarter thereafter with respect to Tranche A of the 2024 SMFH Credit Facility and (ii) beginning March 31, 2027, 2.13% of the principal amount outstanding under Tranche B of the 2024 SMFH Credit Facility, in each case with the remaining outstanding principal amount due on the Maturity Date. Principal amounts drawn under the 2024 SMFH Credit Facility bear interest at a fixed rate of 10.30% per annum. In addition, undrawn amounts committed under the 2024 SMFH Credit Facility bear a commitment fee until such commitments are drawn or cancelled.

The loan may be prepaid at any time in amounts of $1.0 million or greater, subject to: (a) prior to the 12-month anniversary of funding, a premium equal to the remaining unpaid interest due over the first 15-months of the loan, and (b) after the 12-month anniversary of funding and prior to the 30-month anniversary of funding, a decreasing premium ranging from 2.50% to 1.00%.

The 2024 SMFH Credit Facility contains customary covenants for financings of this type including financial maintenance and restrictive covenants, such as the aggregate collateral vessel value to the sum of the outstanding principal amounts of the loans. The 2024 SMFH Credit Facility restricts the payment of dividends and distributions and the ability of SMFH to make certain investments, subject to important exceptions. In addition, the 2024 SMFH Credit Facility includes customary events of default.

In connection with the 2024 SMFH Credit Facility, the Company issued a guaranty with respect to the obligations of SMFH under the 2024 SMFH Credit Agreement and related documents (the “2024 SMFH Credit Facility Guaranty”). The 2024 SMFH Credit Facility Guaranty includes, among other customary covenants, various financial covenants, including (A) minimum Cash and Cash Equivalents (as defined in the 2024 SMFH Credit Facility) of the higher of $20.0 million and 7.5% of Net Interest-Bearing Debt (as defined in the 2024 SMFH Credit Agreement), (B) minimum Equity Ratio (as defined in the 2024 SMFH Credit Agreement) of 30% prior to and including the period ending December 31, 2026, and 35% thereafter, (C) maximum Debt-to-Capitalization Ratio (as defined in the 2024 SMFH Credit Agreement) of 65%. The 2024 SMFH Credit Facility Guaranty also restricts the payment of dividends and distributions.

The foregoing description of the 2024 SMFH Credit Agreement and the 2024 SMFH Credit Facility Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 SMFH Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and the full text of the 2024 SMFH Credit Facility Guaranty, a copy of which is filed as Exhibit 10.2 hereto, and the terms of each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth in (and incorporated by reference into) this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information set forth in (and incorporated by reference into) this Item 7.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 2, 2024, SEACOR Marine Holdings Inc. posted an investor presentation to its website at https://ir.seacormarine.com/events-and-presentations. A copy of the investor presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 2, 2024, the Company issued a press release announcing the execution of the 2024 SMFH Credit Facility. The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 27, 2024, by and among SEACOR Marine Foreign Holdings Inc., SEACOR Marine Holdings Inc., the entities identified on Schedule 1-A thereto as subsidiary guarantors, the lenders identified on Schedule 1-B thereto, Kroll Agency Services Limited, and Kroll Trustee Services Limited.

10.2	Guaranty, dated as of November 27, 2024, by SEACOR Marine Holdings Inc. in favor of Kroll Trustee Services Limited.

99.1	SEACOR Marine Holdings Inc. Investor Presentation, dated December 2, 2024.

99.2	Press Release of SEACOR Marine Holdings Inc. dated December 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

December 2, 2024	By:	/s/ Andrew H. Everett II
	Name:	Andrew H. Everett II
	Title:	Senior Vice President, General Counsel and Secretary